Exhibit 13(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Bruce S. Rosenberg, Treasurer of the SSGA Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Trust for the period ended August 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer)

Date:	November 2, 2017

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer (Principal Financial and Accounting Officer)

Date: November 2, 2017